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                                                                   Exhibit 23(a)


                       CONSENT OF INDEPENDENT ACCOUNTANTS

         We consent to the incorporation by reference in this Amendment No. 1 to the Registration Statement on Form S-4 (File No. 333-31227) of Tyco International Ltd. (formerly named ADT Limited) of our report dated March 26, 1997, on our audits of the consolidated financial statements and consolidated financial statement schedules of ADT Limited as at December 31, 1996 and 1995, and for the years ended December 31, 1996, 1995 and 1994, which report is included in the Company's Annual Report on Form 10-K for the year ended December 31, 1996, and of our report dated July 10, 1997, on our examination  of  the  combination  of  the  historical  consolidated  financial statements and consolidated financial statement schedule of ADT Limited and Tyco International Ltd. (prior to the merger) after restatement for the pooling of interests as described in Note 1 to the supplemental consolidated financial statements, which report is included in the Company's Current Report on Form 8-K dated July 10, 1997. We also consent to the reference to our firm under the caption "Experts."

                                                              COOPERS & LYBRAND


Hamilton, Bermuda
July 22, 1997